ITEM 77E  LEGAL
PROCEEDINGS

Since October 2003
 Federated and related
 entities collectively
 Federated and various
 Federated funds Funds
 have been named as
defendants in several
 class action lawsuits
 now pending in the
United States District
 Court for the District
of Maryland The lawsuits
were purportedly filed
 on behalf of people
who purchased owned
andor redeemed shares
of Federatedsponsored
mutual funds during
specified periods
 beginning November 1
1998 The suits are
generally similar in
 alleging that
Federated engaged in
 illegal and
improper trading
 practices including
market timing and
late trading in concert
 with certain
institutional traders
 which allegedly caused
financial injury to
the mutual fund
shareholders These
lawsuits began to be
filed shortly after
 Federateds first public
 announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office
of the New York
State Attorney General
 NYAG and other
authorities In that
regard on November
 28 2005 Federated
announced that it had
reached
final settlements
with the SEC and the
NYAG with respect to
those matters
 Specifically the SEC
and NYAG settled
proceedings
against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and
 late trading The
SEC made findings that
Federated Investment
Management Company
FIMC an SECregistered
investment adviser to
various Funds and
Federated Securities
Corp an SECregistered
brokerdealer and
distributor for the
 Funds violated provisions
 of the Investment
Advisers Act and Investment
Company Act by approving
 but not disclosing
three market timing
arrangements or the
associated conflict
 of interest between FIMC
and the funds involv
ed in the arrangements
 either to other fund
 shareholders or to the
funds board and that
Federated Shareholder
Services Company formerly
 an SECregistered transfer
 agent failed to prevent
a customer and a
Federated employee from
 late trading
in violation of provisions
 of the Investment
 Company Act The NYAG
 found that such conduct
 violated provisions
 of New York State
law Federated entered
into the settlements
without admitting or
denying the regulators
 findings As Federated
 previously reported in
2004 it has already
paid approximately 80
million to certain
funds as determined by
 an independent
consultant As part of
these
settlements Federated
agreed to pay disgorgement
 and a civil money
penalty in the aggregate
amount of an additional
 72 million
and among other things
agreed that it would not
 serve as investment
adviser to any registered
investment company
unless i at least
75 of the funds directors
 are independent of
Federated ii the chairman
 of each such fund is
 independent of Federated
 iii no action
may be taken by the
funds board or any
committee thereof
unless approved by
a majority of the
independent trustees
 of the fund
or committee respectively
 and iv the fund appoints
 a senior officer who
reports to the
independent trustees
 and is responsible
 for
monitoring compliance
 by the fund with
applicable laws and
fiduciary duties and
 for managing the
process by which
management
fees charged to a
 fund are approved
The settlements are
 described in Federateds
 announcement which
along with previous
press
releases and related
 communications on
those matters is
available in the
About Us section
of Federateds website at
FederatedInvestorscom
Federated and various
 Funds have also been
 named as defendants
in several additional
 lawsuits the
majority of which are
 now
pending in the United
 States District Court
for the Western District
 of Pennsylvania
 alleging among other
things excessive advisory
and Rule 12b1 fees
The board of the Funds
 has retained the law
firm of Dickstein Shapiro
 LLP to represent the
 Funds in these lawsuits
 Federated and
the Funds and their
respective counsel are
reviewing the allegations
and intend to defend this
 litigation Additional
lawsuits based
upon similar allegations
may be filed in the future
The potential impact of
these lawsuits all of
which seek unquantified
damages
attorneys fees and
 expenses and future
potential similar suits
 is uncertain Although
we do not believe that
these lawsuits will have
a material adverse effect
 on the Funds there can
 be no assurance that
these suits ongoing
adverse publicity andor
other
developments resulting
 from the regulatory
investigations will not
result in increased Fund
 redemptions reduced
sales of Fund shares
or other adverse
consequences for the Funds